SECOND AMENDMENT TO CREDIT AGREEMENT

Parties:

“CoBank”:	CoBank, ACB 5500 South Quebec Street Greenwood Village, Colorado 80111
“Borrower”:	CHS Inc. 5500 Cenex Drive Inver Grove Heights, Minnesota 55077
“Syndication Parties”:	The entities name below on the signature pages
Execution Date:	February 10, 2009

Recitals:

A. CoBank, in its capacity as Administrative Agent (“Administrative Agent”) and as a Syndication Party, the Syndication Parties signatory thereto (collectively with any Persons who have become or who become Syndication Parties, “Syndication Parties”), and Borrower have entered into that certain Credit Agreement (364-Day Revolving Loan) dated as of February 14, 2008, and that certain First Amendment to Credit Agreement dated as of May 1, 2008 (as amended, and as further amended, modified, or supplemented from time to time, the “Credit Agreement”), pursuant to which the Syndication Parties have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has requested that the Agent and the Syndication Parties amend certain terms of the Credit Agreement, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Second Amendment to Credit Agreement (“Second Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1 The following Sections of Article 1 are hereby amended in their entirety to read as follows:

1.19 Base Rate: means a rate per annum announced by the Administrative Agent on the first Business Day of each week, which shall be the sum of (a) the higher of (i) 150 basis points greater than the highest of the one week, or one month LIBO Rate or (ii) the Prime Rate, plus (b) the Base Rate Applicable Margin.

1.83 LIBO Rate: means (a) with respect to each day during each LIBO Rate Period applicable to a LIBO Rate Loan, (i) the per annum rate for the LIBO Rate Period selected by Borrower, as quoted by the British Bankers’ Association (or if such quotation source is unavailable, such other quotation source as may be reasonably selected by the Administrative Agent) for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits, determined effective as of 11:00 A.M. (London Time) on the day which is two (2) Banking Days prior to the first day of each LIBO Rate Period, rounded up to the 1/100th of 1% per annum, plus (ii) the LIBO Rate Applicable Margin or (b) with respect to the determination of the Base Rate, the per annum rate as quoted by the British Bankers’ Association (or if such quotation source is unavailable, such other quotation source as may be reasonably selected by the Administrative Agent) for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits, determined effective as of 11:00 A.M. (London Time) for the determination period relating thereto, on the date of determination, in each case, with the LIBOR rate divided by a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D).

1.135 364-Day Commitment: shall be $300,000,000.00, (as may be amended pursuant to Section 2.9), subject to reduction as provided in Section 2.8 hereof.

1.141Intentionally Omitted.

1.142364-Day Maturity Date: February 8, 2010.

1.2	The following new Sections are added to Article 1 reading as follows:

1.147 Base Rate Applicable Margin: the Base Rate Applicable Margin determined as set forth in Schedule 2 hereto and Section 4.6 hereto.

1.148 LIBO Rate Applicable Margin: the LIBO Rate Applicable Margin determined as set forth in Schedule 2 hereto and Section 4.6 hereto.

1.149 Prime Rate: means a rate of interest per annum equal to the “prime rate” as published from time to time in the Eastern Edition of the Wall Street Journal as the average prime lending rate for seventy-five percent (75%) of the United States’ thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the “prime rate’’ on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion.

1.150 Second Amendment: means the Second Amendment to Credit Agreement dated as of February 10, 2009 and between the parties hereto.

1.3 Schedule 1 to the Credit Agreement referred to in the preamble, in Section 1.77 (Individual 364-Day Commitment), in Section 1.129 (Syndication Parties), Section 2.9 (Increase of 364-Day Commitment) and in Section 14.6.3 (Loan Administration), is replaced by the Schedule 1 attached to this Second Amendment.

1.4 Schedule 2 to the Credit Agreement referred to in Section 1.137 (364-Day Facility Fee Factor), in Section 1.147 (Base Rate Applicable Margin), and in Section 1.148 (LIBO Rate Applicable Margin), is replaced by the Schedule 2 attached to this Second Amendment.

1.5 Section 2.9 (Increase of 364-Day Commitment) is amended as follows: The amount “$100,000,000” shall be amended to read “$300,000,000”.

1.6 Section 4.6 is amended in its entirety to read as follows:

4.6 Base Rate Applicable Margin; LIBO Rate Applicable Margin; 364-Day Facility Fee Factor. If the Compliance Certificate with respect to any Fiscal Quarter is not received by the Administrative Agent by the date required as provided in Subsections 10.2.1 and 10.2.2 hereof, the Base Rate Applicable Margin, the LIBO Rate Applicable Margin and the 364-Day Facility Fee Factor, for the period commencing on the first day of the Fiscal Quarter commencing immediately after the Fiscal Quarter for which such Compliance Report was required, shall be 95.0 basis points, 195.0 basis points and 25.0 basis points, respectively for that entire Fiscal Quarter.

1.7 Section 10.14.1 (Working Capital), is amended as follows: The amount “$250,000,000” shall be amended to read “$750,000,000”. The corresponding amount of “$250,000,000” in Exhibit 1.40 referred to in Section 1.40 (Compliance Certificate) shall also be amended to read “$750,000,000”.

1.8 Section 11.6 (Loans) is amended as follows: The amount “$200,000,000” shall be amended to read “$300,000,000”.

1.9 Subsection (g) of Section 11.8 (Investments) is amended in its entirety to read as follows:

(g) (i) Investments by Borrower in the Restricted Subsidiaries in an unlimited amount, and (ii) Investments after the Effective Date of the Second Amendment, by Borrower in Consolidated Subsidiaries, except Cofina, LLC, in addition to Investments by Borrower in the Restricted Subsidiaries, in an aggregate amount outstanding at any point in time not exceeding $200,000,000.00;

1.10 Subsection (a)(i) of Section 11.7 (Merger; Acquisitions; Business Form; Etc.) is amended in its entirety to read as follows:

(i) The book value of the assets of Borrower and its Subsidiaries does not increase due to all such mergers, consolidations or acquisitions by an aggregate amount in excess of $500,000,000.00 in any Fiscal Year of Borrower;

1.11 Subsection (k) of Section 11.8 (Investments) is amended in its entirety to read as follows:

(k) Investments after the Effective Date of the Second Amendment, in addition to those permitted by clauses (a) through (j) above, in an aggregate amount outstanding at any point in time not exceeding $350,000,000.00.

2. Reallocation of 364-Day Advances. Each of the Syndication Parties agrees that: (a) the aggregate outstanding balance of 364-Day Advances under the Credit Agreement as of the Effective Date shall on such date be aggregated and reallocated among each of the Syndication Parties, and thereafter treated as 364-Day Advances under the Credit Agreement, in accordance with their respective Individual 364-Day Pro Rata Shares (determined by the Administrative Agent on the basis of the revised Schedule 1 attached hereto); (b) to the extent such reallocation as described in clause (a) of this Section (“Reallocation”) results in the 364-Day Advances allocated to any Syndication Party being in excess of the 364-Day Advances which were allocated to such Syndication Party under the Credit Agreement immediately prior to such Reallocation, such Syndication Party shall remit to the Administrative Agent funds in the amount of any such excess by 2:00 P.M. (Central time) on the Effective Date in the manner provided in the Credit Agreement; and (c) to the extent such Reallocation results in the 364-Day Advances allocated to any Syndication Party being less than the 364-Day Advances which were allocated to such Syndication Party under the Credit Agreement immediately prior to such Reallocation (“Reduction”), the Administrative Agent shall, from amounts received from the Syndication Parties pursuant to clause (b) of this Section, remit the amount of such Reduction to such Syndication Party in the manner provided in the Credit Agreement. To the extent that any Syndication Party fails to remit funds to the Administrative Agent as required under clause (b) of this Section, the Administrative Agent shall provide such funds and such funds shall be deemed to be the Delinquent Amount, such Syndication Party shall be deemed to be a Delinquent Syndication Party subject to all of the obligations set forth in the Credit Agreement, and the Administrative Agent shall be deemed to be a Contributing Syndication Party with all of the rights set forth in the Credit Agreement.

3. Conditions to Effectiveness of this Second Amendment. The effectiveness of this Second Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied (except those that may be satisfied at a later date) shall be the “Effective Date”):

3.1 Delivery of Executed Loan Documents. Borrower, the Required Lenders, and any Syndication Party whose Individual 364-Day Commitment is being increased by this Amendment shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, this Second Amendment (or their approval thereof, in the case of Voting Participants), duly executed.

3.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of tile Effective Date as though made on and as of such date.

3.3 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Second Amendment.

3.4 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds: (a) all fees presently due under the Credit Agreement (as amended by this Second Amendment); (b) the Arrangement Fee, the annual administrative and bid agent fee, and the Synd-Trak fee, each for the account of the Administrative Agent in accordance with the terms of the Fee Letter dated December 15, 2008 (“Fee Letter”); and (c) the upfront fees for distribution to the Syndication Parties on a pro-rata basis (in accordance with their Individual 364-Day Commitment), in accordance with the terms of the Fee Letter, all of which fees shall be deemed to have been earned in full upon execution of this Second Amendment.

4. General Provisions.

4.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

4.2 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

4.3 Definitions. Capitalized terms used, but not defined, in this Second Amendment shall have the meaning set forth in the Credit Agreement.

4.4 Severability. Should any provision of this Second Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Second Amendment and all remaining provision of this Second Amendment shall be fully enforceable.

4.5 Governing Law. To the extent not governed by federal law, this Second Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

4.6 Headings. The captions or headings in this Second Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Second Amendment.

4.7 Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Second Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Second Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the Effective Date.

[Signature Pages Follow]

BORROWER:

CHS INC., a cooperative corporation formed under the laws of the State of Minnesota

By:
Name: John Schmitz
Title: Executive Vice President Finance and
Administration, and Chief Financial Officer

ADMINISTRATIVE AGENT:

COBANK, ACB

By:
Name: Michael Tousignant
Title: Vice President

BID AGENT:

CoBANK, ACB

By:
Name: Michael Tousignant
Title: Vice President

SYNDICATION PARTIES:

CoBank, ACB
By:
Name: Michael Tousignant
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement (364-Day)]

By:
Name:
Title:

[Signature Page to Second Amendment to Credit Agreement (364-Day)]

SCHEDULE 1
To Credit Agreement (364-Day Revolving Loan)

SYNDICATION PARTIES AND INDIVIDUAL COMMITMENTS

Syndication Party	Individual
Name/Address	364-Day Commitment
CoBank, ACB	$65,000,000

The Bank of Tokyo – Mitsubishi UFJ, Ltd. N.Y. Branch	$40,000,000

SunTrust Bank	$25,000,000

Bank of America, N.A.	$25,000,000

U.S. Bank National Association	$40,000,000

Bank of Montreal	$40,000,000

Wells Fargo Bank, National Association	$20,000,000

The Northern Trust Company	$18,000,000

Société Générale	$9,000,000

HSBC	$18,000,000

TOTAL	$300,000,000

SCHEDULE 2
To Credit Agreement (364-Day Revolving Loan)

364-DAY MARGIN AND 364-DAY FACILITY FEE FACTOR

Subject to the provisions of Section 4.6, the determination of the Base Rate Applicable Margin, the LIBO Rate Applicable Margin and the 364-Day Facility Fee Factor will be made effective five (5) Banking Days after the Administrative Agent receives quarterly financial statements from Borrower; however, no adjustments will be made to the LIBO Rate applicable to LIBO Rate Loans then outstanding until the end of their then current LIBO Period. For the period from the Closing Date and until the Administrative Agent receives quarterly financial statements from Borrower for the Fiscal Quarter that ends February 29, 2009, the Base Rate Applicable Margin, the LIBO Rate Applicable Margin and 364-Day Facility Fee Factor shall be determined pursuant to Tier 5.

TIER	Ratio of	Base Rate	LIBO Rate	364-Day Facility
	Consolidated Funded	Applicable Margin	Applicable Margin	Fee Factor
Debt to Cash Flow
Tier 5	= 1.00	20.0 basis points	120.0 basis points	15.0 basis points

Tier 4	> 1.00 = 1.50	32.5 basis points	132.5 basis points	17.5 basis points

Tier 3	> 1.50 = 2.00	45.0 basis points	145.0 basis points	20.0 basis points

Tier 2	> 2.00 = 2.50	70.0 basis points	170.0 basis points	22.5 basis points

Tier 1	> 2.50	95.0 basis points	195.0 basis points	25.0 basis points